Exhibit 10.2

AMENDMENT NO. 1 TO THE MASTER MANAGEMENT AGREEMENT

This Amendment No. 1 to the Master Management Agreement (this “Amendment”), dated as of June 23, 2025, is by and between Euroholdings Ltd, a Marshall Islands corporation (the “Company”), and Eurobulk Ltd., a Liberian corporation (the “Manager”).

 WHEREAS, the Company and the Manager are parties to that certain Master Management Agreement, dated as of January 8, 2025 (the “Master Management Agreement”);

 WHEREAS, the parties wish to amend the Master Management Agreement to, among other things, reflect (i) that the “Subsidiaries” contained in the Master Management Agreement shall be only the subsidiaries as of the date of this Amendment, and no future subsidiaries or vessels of the Company or its affiliates shall be so included; (ii) that the Master Management Agreement may be terminated by either party upon 90 days’ notice; and (iii) that Eurochart S.A. is not required to be the exclusive agent in respect of chartering and purchase and sale transactions; and

WHEREAS, in accordance with the terms of Section 12(a) of the Master Management Agreement, the Master Management Agreement may be amended in a writing signed by each of the parties thereto.

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereby agree as follows:

1.	Vessels.

(a) Notwithstanding any provision of the Master Management Agreement to the contrary, the parties hereto agree that the term “Vessels” in the Master Management Agreement shall mean only the two vessels indirectly owed by the Company on the date hereof (namely, the m/v Aegean Express and the m/v Joanna) and “Subsidiaries” shall mean only the two subsidiaries of the Company that own the two Vessels (namely, Joanna Maritime Ltd. and Jonathan John Shipping Ltd.).  The parties hereby agree that any other vessel directly or indirectly acquired by the Company or any other subsidiary or affiliate of the Company shall not be required to have the Manager act as manager of the relevant vessel or to the relevant subsidiary of the Company, unless explicitly agreed at the time in writing by the Company and the Manager.

(b) The introductory paragraph of the Master Management Agreement is hereby deleted in its entirely and replaced with: “This Master Management Agreement (this “Agreement”) dated as of January 8, 2025 is between Euroholdings Ltd (the “Company”), in its own capacity and as agent for Joanna Maritime Ltd. (as the owner of m/v Joanna) and Jonathan John Shipping Ltd. (as the owner of m/v Aegean Express) (the “Subsidiaries”) and Eurobulk Ltd. (the “Manager”).”

(c) The first recital of the Master Management Agreement is hereby deleted in its entirely and replaced with: “The Subsidiaries are the registered owners of the m/v Aegean Express and the m/v Joanna (the “Vessels”).”

(d) Schedule A of the Master Management Agreement is hereby deleted in its entirety.

2.	Exclusive Agent.

(a) Notwithstanding any provision of the Master Management Agreement to the contrary, the parties hereto agree that Eurochart S.A. is not required to be the Company’s (or any of its subsidiaries’ or affiliate’s) exclusive agent in respect of chartering and purchase and sale transactions, but may act in such manner (in a non-exclusive basis), if explicitly agreed to do so in writing by the Company and Eurochart S.A.

(b) The final sentence of Section 1.2 of the Master Management Agreement is hereby deleted in its entirety and replaced with: “In particular, the parties acknowledge that the Manager’s exclusive agent in respect of chartering and purchase and sale transactions is Eurochart S.A., an affiliate of the Manager; provided, that the Company and its subsidiaries shall not be required to utilize the services of Eurochart S.A., but can do so, if explicitly agreed from time to time in writing by the Company and Eurochart S.A.”

3.	Term of Master Management Agreement.

(a) Notwithstanding any provision of the Master Management Agreement to the contrary, the parties hereto agree that the Master Management Agreement may be terminated by either party thereto upon 90 days’ prior written notice.

(b) Section 2 of the Master Management Agreement is hereby deleted in its entirety and replaced with: “The engagement of the Manager shall be effective and start as of January 1, 2025.  This Agreement shall continue in effect until terminated by either party.  Either party may terminate this Agreement upon 90 days’ prior written notice to the other party.”

(c) Section 6(b) of the Master Management Agreement is hereby deleted in its entirety and replaced with: “On at least 90 days’ written notice;”

4. Capitalized Terms. Capitalized terms not otherwise defined herein will have the meanings given such terms in the Master Management Agreement.

5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

7. Governing Law. This Amendment and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.  Any dispute under this Amendment shall be determined exclusively by the Arbitration in London as per Arbitration Act 1996 or any statutory modification or re-enactment thereof and the BIMCO dispute resolutions clause of the SHIPMAN which is deemed incorporated herein.

8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

9. Effect of Amendment. Except as expressly modified by this Amendment, the Master Management Agreement and its exhibits shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

EUROHOLDINGS LTD

By:	/s/ Anatasios Aslidis
Name: Anatasios Aslidis
Title: Director, Chief Strategy Officer and Treasurer

EUROBULK LTD.

By:	/s/ Aristides J. Pittas
Name: Aristides J. Pittas
Title: Diretcor / President